Exhibit 99.1

(1)         These ordinary shares, par value $0.001, of Norwegian Cruise Line Holdings Ltd. (the “Issuer”) were omitted from the original Form 4 filed by the reporting persons.  The 2,115,790 shares (the “Escrow Shares”) were placed into escrow on November 19, 2014 upon the closing of the merger, pursuant to the Agreement and Plan of Merger dated as of September 2, 2014, as amended (the “Merger Agreement”), by and among Prestige Cruises International, Inc., the Issuer, a wholly-owned subsidiary of the Issuer and Apollo Management, L.P. (“Apollo Management”).  The Escrow Shares are subject to forfeiture during the nine month period following the closing of the merger to satisfy the respective indemnification obligations of AAA Guarantor - Co-Invest VI (B), L.P. (“Co-Invest VI (B)”), AAA Guarantor — Co-Invest VII, L.P. (“Co-Invest VII”), AIF VI Euro Holdings, L.P. (“AIF VI Euro”), AIF VII Euro Holdings, L.P. (“AIF VII Euro”), Apollo Alternative Assets, L.P. (“Alternative Assets”), Apollo Management VI, L.P. (“Management VI”), and Apollo Management VII, L.P. (“Management VII”) under the Merger Agreement.

(2)         Following the reported transaction, the number of ordinary shares reported as beneficially owned by the reporting persons consists of: (a) 5,808,153 shares held of record by Co-Invest VI (B) and 145,649 Escrow Shares that will be distributed to Co-Invest VI (B) if not forfeited; (b) 24,048 shares held of record by Co-Invest VII and 3,655 Escrow Shares that will be distributed to Co-Invest VII if not forfeited; (c) 5,375,063 shares held of record by AIF VI NCL (AIV), L.P. (“AIF VI NCL”); (d) 5,434,804 shares held of record by AIF VI NCL (AIV II), L.P. (“NCL (AIV II)”); (e) 5,312,007 shares held of record by AIF VI NCL (AIV III), L.P. (“NCL (AIV III)”); (f) 5,303,387 shares held of record by AIF VI NCL (AIV IV), L.P. (“NCL (AIV IV)”), (g) 5,937,098 shares held of record by Apollo Overseas Partners VI, L.P. (“Overseas VI”); (h) 2,455,551 shares held of record by Apollo Overseas Partners (Delaware) VI, L.P. (“Overseas Delaware”); (i) 5,996,440 shares held of record by Apollo Overseas Partners (Delaware 892) VI, L.P. (“Overseas 892”) , (j) 75,208 shares held of record by Apollo Overseas Partners (Germany) VI, L.P. (“Overseas Germany”); (k) 9,588,742 shares held of record by AIF VI Euro and 1,457,506 Escrow Shares that will be distributed to AIF VI Euro if not forfeited; (l) 3,342,875 shares held of record by AIF VII Euro and 508,123 Escrow Shares that will be distributed to AIF VII Euro if not forfeited; (m) 409 shares held of record by Alternative Assets and 62 Escrow Shares that will be distributed to Alternative Assets if not forfeited; (n) 3,920 shares held of record by Management VI and 595 Escrow Shares that will be distributed to Management VI if not forfeited; (o) 1,315 shares held of record by Management VII and 200 Escrow Shares that will be distributed to Management VII if not forfeited.

Each of the Apollo Holders disclaims beneficial ownership of any of the Issuer’s ordinary shares held of record by any of the other Apollo Holders, and of the Escrowed Shares that may be distributed to any of the other Apollo Holders, and each of AAA MIP Limited, Apollo International Management, L.P., Apollo International Management GP, LLC, AIF VI Management, LLC, AIF VII Management, LLC, Apollo Management, L.P., Apollo Management GP, LLC, Apollo Management Holdings, L.P., Apollo Management Holdings GP, LLC, Apollo Advisors VI (EH), L.P., Apollo Advisors VI (EH-GP), Ltd., Apollo Advisors VII (EH), L.P., Apollo Advisors VII (EH-GP) Ltd, Apollo Principal Holdings III, L.P., Apollo Principal Holdings III GP, Ltd., Apollo Advisors VI, L.P., Apollo Capital Management VI, LLC, Apollo Principal Holdings I, L.P., Apollo Principal Holdings I GP, LLC, and Messrs. Black, Harris and Rowan, the managers, as well as principal executive officers, of Apollo Management Holdings GP, LLC, the managers of Apollo Principal Holdings I GP, LLC and the directors of Apollo Principal Holdings III GP, Ltd., disclaims beneficial ownership of any shares of the Issuer’s ordinary shares owned of record by any of the Apollo Holders and the Escrowed Shares to be issued to certain of the Apollo Holders if not forfeited, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address for Co-Invest VI (B) is c/o Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960.  The address for Co-Invest VII and AAA MIP Limited is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands.  The address for each of Alternative Assets, Overseas Delaware, Overseas 892, Apollo Advisors VI, L.P., Apollo Capital Management VI, LLC, Apollo Principal Holdings I, L.P., Apollo Principal Holdings I GP, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address for each of AIF VI NCL, NCL (AIV II), NCL (AIV III), NCL (AIV IV), Overseas VI, Overseas Germany, AIF VI Euro, AIF VII Euro, Apollo Advisors VI (EH), L.P., Apollo Advisors VI (EH-GP), Ltd., Apollo Advisors VII (EH), L.P., Apollo Advisors VII (EH-GP) Ltd, Apollo Principal Holdings III, L.P. and Apollo Principal Holdings III GP, Ltd. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands.  The address for each of Management VI, Management VII, Apollo International Management, L.P., Apollo International Management GP, LLC, AIF VI Management, LLC, AIF VII Management, LLC, Apollo Management, L.P., Apollo Management GP, LLC, Apollo Management Holdings, L.P., Apollo Management Holdings GP, LLC, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.